UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2013

Vitran Corporation Inc.
(Exact name of registrant as specified in its charter)

ONTARIO, CANADA	001-32449	98-0358363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada	M9C 5L5
(Address of principal executive offices)	(Zip Code)

416-596-7664
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on March 27, 2013, the board of directors of Vitran Corporation Inc. (the "Company") has appointed David S. McClimon as a director of the Company. As a result, the Company's current executive officers and directors are as follows:

Name	Position
Richard E. Gaetz	President & CEO, and Director
Richard D. McGraw	Chairman of the Board
Anthony F. Griffiths	Director
John R. Gossling	Director
Georges L. Hebert	Director
William S. Deluce	Director
David S. McClimon	Director
Fayaz D. Suleman	Vice President Finance and Chief Financial Officer

The Board of Directors has determined that Mr. McClimon is independent under the listing standards of the Nasdaq Stock Market and the standards specified in Canadian National Instrument 52-110 – Audit Committees. Accordingly, the Company's Board now consists of seven directors, all of whom except Mr. Gaetz are independent.

About David S. McClimon

Mr. McClimon, has had senior experience in both the Canadian and U.S. operating markets. Mr. McClimon spent the greater part of his career with Conway Inc. as President of Conway Freight Inc. and Senior Vice President of Conway Inc. He earned his Bachelor of Science degree at Miami University in Oxford, OH and a Masters – Supply Chain Management at the University of San Francisco in California.

The Company's Board of Directors has determined that Mr. McClimon should serve as a director given his broad industry experience in business in the United States and Canada.

Since January 1, 2013, being the beginning of the Company's last fiscal year, neither Mr. McClimon, nor any associate or affiliate of Mr. McClimon, has had any interest, direct or indirect, in any transaction, or in any proposed transaction, in which the Company was or is to be a participant and in which the amount involved exceeds US$120,000.

Compensation

In accordance with the Company's existing policies respecting compensation of directors, Mr. McClimon will receive an annual retainer of CAD$35,000 plus CAD$1,500 for each meeting of the Board of Directors that he attends. He will also be entitled to participate in the Company's Deferred Stock Unit (DSU) plan. Under this plan, Mr. McClimon will receive DSUs at the end of every financial quarter valued at CAD$8,750, based on the then market price of the Company's common shares. Generally, DSUs are redeemable when the holder ceases to be a director of the Company, for a cash amount equal to the market price of the Company's common shares on the redemption date.

Item 8.01. Other Events.

On March 28, 2013, the Company issued a press release announcing the appointment of Mr. McClimon as a director.

A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Press Release of Vitran Corporation Inc. dated March 28, 2013*

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitran Corporation Inc.
Date: March 28, 2013	/s/ FAYAZ D. SULEMAN Fayaz D. Suleman Vice President Finance and Chief Financial Officer